Exhibit 10.1

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (the “Agreement”) is made and entered into as of his 30th day of June, 2011 by an among Cybrdi, Inc., a California corporation, (the “Company”), Shaanxi Chaoying Beauty & Cosmetics Group Co. Ltd (the “Creditor”), and Yanbiao Bai (the “Transferee”).

WHEREAS, the Creditor is owed a total of Four Hundred Thirty-Five Thousand Seven Hundred Fifty Dollars and Five Cents (US$435,750.05) by the Company (the “Debt”), including the following:

  Two Million Five Hundred and Twenty Thousand Renminbi (RMB 2,520,000, equivalent to US$389,393.66) owed by Shaanxi Chao Ying Biotechnology Co., Ltd., a wholly-owned subsidiary of the Company; and

  One Million Four Hundred Thousand Renminbi (RMB 1,400,000, equivalent to US$216,329.81) owed by Shandong Chaoying Culture and Entertainment Co., Ltd., a subsidiary of which 83.33% owned by Shaanxi Chao Ying Biotechnology Co., Ltd., a wholly-owned subsidiary of the Company, offset by;

  One Million One Hundred Renminbi (RMD 1,100,00, equivalent to US$169,973.42) due by Shaanxi NuoQi Health Food Co., Ltd., a company wholly-owned by Ms. Xue Bu, Chief Operating Officer and Director of the Company to Shaanxi Chao Ying Biotechnology Co., Ltd.

WHEREAS, the Creditor has agreed to retire the Debt in exchange for the issuance of shares of the common stock of the Company (the “Shares”);

WHEREAS, the Company believes that it is in the best interest of its shareholders to issue the Shares to the Creditor;

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Conversion. Upon execution of this Agreement, the Debtor will convert the Debt into 54,468,756 shares of the Company’s common stock (the “Shares”).

2. Transfer. Simultaneously upon execution of the Conversion, the Creditor agrees to transfer the Shares to the Transferee. As promptly as practicable after the conversion of the Debt and the Transfer of the Shares, the Company at its expense will issue and deliver to the Transferee a certificate or certificates for the number Shares issuable upon such conversion and transfer.

3. Assignment. The rights and obligations of the Company, the Creditor of the Debt and the Transferee of the Shares shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

4. Waiver and Amendment. Any provision of the Debt may be amended, waived or modified upon the written consent of the Company and the Creditor.

5. Transfer of The Debt or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of the Debt or securities into which such Debt may be converted, the Creditor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Creditor’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Creditor that such Creditor may sell or otherwise dispose of the Debt or such securities, all in accordance with the terms of the notice delivered tot eh Company. If a determination has been pursuant to this Section 5 that the opinion of counsel for the Creditor is not reasonably satisfactory to the Company, the Company shall so notify the Creditor promptly after such determination has been made. Each debt thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended, unless in the opinion of the counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

6. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

(Intentionally Blank Signature Page Follows)

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed and delivered as of the date first above written.

CYBRDI, INC. (“THE COMPANY”)

By: /s/Yanbiao Bai
Date: __________________________

SHAANXI CHAOYING BEAUTY & COSMETICS GROUP CO., LTD. (“THE CREDITOR”)

By: /s/ Yanbiao Bai
Date: __________________________

SHAANXI NUOQI HEALTH FOOD CO., LTD.

By: /s/Xue Bu
Date: ___________________________

YANBIAO BAI (“THE TRANSFEREE”)

By: /s/Yanbiao Bai
Date: ___________________________